Exhibit 99.2

Financial Statements and Report of Independent Certified Public Accountants

Business Signatures Corporation

December 31, 2005, 2004 and 2003

Report of Independent Certified Public Accountants

To the Stockholders and Board of Directors

of Business Signatures Corporation:

We have audited the accompanying balance sheets of Business Signatures Corporation (a Delaware corporation) as of December 31, 2005, 2004, and 2003, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business Signatures Corporation as of December 31, 2005 2004, and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has incurred net losses and a net use of cash from operations in each of the last three years, and had deficit equity at December 31, 2005, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ GRANT THORNTON LLP

Dallas, Texas

July 15, 2006

(except for Note L, as to which the date is July 19, 2006)

Business Signatures Corporation

BALANCE SHEETS

December 31, 2005, 2004 and 2003

	2005	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$625,500	$1,884,800	$506,500
Short-term investments	—	3,422,400	—
Accounts receivable	678,100	90,000	73,600
Prepaid expenses and other current assets	99,300	113,000	18,300

Total current assets	1,402,900	5,510,200	598,400

PROPERTY AND EQUIPMENT, Net	253,000	76,200	900

OTHER ASSETS, Net	172,900	261,400	20,300

Total	$1,828,800	$5,847,800	$619,600

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$399,300	$356,200	$196,100
Accrued liabilities	363,100	244,100	145,600
Deferred revenue	923,200	285,800	8,400
Bridge loans, net of discount in 2003	2,763,800	—	1,466,200
Lease obligations	—	—	400

TOTAL LIABILITIES	4,449,400	886,100	1,816,700

COMMITMENTS

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.0001 par value; 35,307,200 shares authorized; 8,091,300, 7,950,900 and 7,588,700 shares issued and outstanding in 2005, 2004 and 2003, respectively	800	800	800
Series A convertible preferred stock, $.0001 par value 1,877,800 shares authorized, issued and outstanding in 2005, 2004 and 2003 (aggregate liquidation preference of $1,690,000 in 2005, 2004 and 2003)	1,667,600	1,667,600	1,667,600
Series B convertible preferred stock, 8,618,800 shares authorized; 8,361,200, 8,213,500 and -0- shares issued and outstanding in 2005, 2004 and 2003 (aggregate liquidation preference of $16,555,200, $16,262,700 and $0 in 2005, 2004 and 2003, respectively)	11,145,300	10,960,300	—
Additional paid-in capital	522,400	413,300	325,800
Shareholder receivables	(5,500)	(29,500)	(41,100)
Unrealized loss on short-term investments	—	(4,600)	—
Accumulated deficit	(15,951,200)	(8,046,200)	(3,150,200)

Total stockholders’ equity (deficit)	(2,620,600)	4,961,700	(1,197,100)

Total liabilities and stockholders’ equity (deficit)	$1,828,800	$5,847,800	$619,600

The accompanying notes are an integral part of these financial statements.

Business Signatures Corporation

STATEMENTS OF OPERATIONS

Years ended December 31,

	2005	2004	2003
Revenues	$718,500	$81,400	$201,200

Expenses
Cost of revenues	908,200	311,500	171,400
Research and development	5,025,200	3,096,400	1,626,700
Sales and marketing	1,716,100	507,400	74,300
General and administrative	925,100	733,700	247,300
Amortization of intangible assets	91,500	33,800	16,200

Total expenses	8,666,100	4,682,800	2,135,900

Loss from operations	(7,947,600)	(4,601,400)	(1,934,700)

Other income (expense)
Interest income	98,300	109,900	5,500
Interest expense	(55,700)	(404,500)	(60,300)

NET LOSS	$(7,905,000)	$(4,896,000)	$(1,989,500)

The accompanying notes are an integral part of these financial statements.

Business Signatures Corporation

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Period from January 1, 2003 through December 31, 2005

	Common Stock		Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Additional paid-in capital	Shareholder receivables	Unrealized investment gain/loss	Accumulated deficit	Total stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCES, January 1, 2003	7,125,200	$700	1,877,800	$1,667,600	—	$—	$93,100	$(5,200)	$—	$(1,160,700)	$595,500

Exercise of options	11,000	—	—	—	—	—	1,000	—	—	—	1,000
Stock compensation	—	—	—	—	—	—	2,000	—	—	—	2,000
Stock issued for consulting services	52,500	—	—	—	—	—	4,800	—	—	—	4,800
Discount on Series B bridge loans beneficial conversion	—	—	—	—	—	—	189,000	—	—	—	189,000
Issuance of common stock	400,000	100	—	—	—	—	35,900	(35,900)	—	—	100
Net loss	—	—	—	—	—	—	—	—	—	(1,989,500)	(1,989,500)

BALANCES, December 31, 2003	7,588,700	800	1,877,800	1,667,600	—	—	325,800	(41,100)	—	(3,150,200)	(1,197,100)

Exercise of options	80,000	—	—	—	—	—	7,400	—	—	—	7,400
Stock issued for consulting services	282,200	—	—	—	—	—	67,000	—	—	—	67,000
Stock compensation	—	—	—	—	—	—	13,100				13,100
Issuance of Series B preferred stock at $1.32 per share (net of issuance costs of $107,000)	—	—	—	—	6,909,100	9,013,000	—	—	—	—	9,013,000
Conversion of bridge loans to Series B preferred stock	—	—	—	—	1,304,400	1,947,300	—	—	—	—	1,947,300
Unrealized loss on investments	—	—	—	—	—	—	—	—	(4,600)	—	(4,600)
Payments received on shareholder receivables	—	—	—	—	—	—	—	11,600	—	—	11,600
Net loss	—	—	—	—	—	—	—	—	—	(4,896,000)	(4,896,000)

BALANCES, December 31, 2004	7,950,900	800	1,877,800	1,667,600	8,213,500	10,960,300	413,300	(29,500)	(4,600)	(8,046,200)	4,961,700

Exercise of options	154,100	—	—	—	—	—	14,800	—	—	—	14,800
Stock compensation	—	—	—	—	—	—	93,900	—	—	—	93,900
Stock issued for consulting services, net of repurchases	(13,700)	—	—	—	—	—	400	—	—	—	400
Issuance of Series B preferred stock at $1.32 per share (net of issuance costs of $10,000)	—	—	—	—	147,700	185,000	—	—	—	—	185,000
Realized gain on investments	—	—	—	—	—	—	—	—	4,600	—	4,600
Payments received on shareholder receivables	—	—	—	—	—	—	—	24,000	—	—	24,000
Net loss	—	—	—	—	—	—	—	—	—	(7,905,000)	(7,905,000)

BALANCES, December 31, 2005	8,091,300	$800	1,877,800	$1,667,600	8,361,200	$11,145,300	$522,400	$(5,500)	$—	$(15,951,200)	$(2,620,600)

The accompanying notes are an integral part of these financial statements.

Business Signatures Corporation

STATEMENTS OF CASH FLOWS

Years ended December 31,

	2005	2004	2003
Cash flows from operating activities:
Net loss	$(7,905,000)	$(4,896,000)	$(1,989,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	253,400	52,400	17,600
Stock compensation expense	95,200	80,100	6,800
Noncash interest expense	—	381,100	47,200
Impairment of assets	—	50,800	—
Changes in assets and liabilities:
Accounts receivable	(588,100)	(16,400)	(73,600)
Prepaid expenses and other assets	13,700	(94,700)	1,700
Accounts payable	43,100	160,100	158,300
Accrued liabilities	119,000	98,500	92,500
Deferred revenue	637,400	277,400	8,400

Net cash used in operating activities	(7,331,300)	(3,906,700)	(1,730,600)

Cash flows from investing activities:
Purchase of fixed assets	(338,700)	(60,200)	—
Acquisition of business	—	(350,000)	—
Long-term deposits	(3,000)	(9,400)	—
Purchase of investments	—	(3,922,500)	—
Proceeds from sale of investments	3,427,000	495,500	—

Net cash provided by (used in) investing activities	3,085,300	(3,846,600)	—
Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock - net of issuance costs	185,000	9,013,000	—
Proceeds from bridge loans	2,763,800	100,000	1,608,000
Payments on lease obligations	—	(400)	(400)
Payments received on shareholder receivables	24,000	11,600	—
Proceeds from issuance of common stock to shareholders	—	—	100
Repurchase of common stock	(900)	—	—
Proceeds from exercise of stock options	14,800	7,400	1,000

Net cash provided by financing activities	2,986,700	9,131,600	1,608,700

Net increase (decrease) in cash and cash equivalents	(1,259,300)	1,378,300	(121,900)

Cash and cash equivalents - beginning of period	1,884,800	506,500	628,400

Cash and cash equivalents - end of period	$625,500	$1,884,800	$506,500

Noncash investing and financing activities:
Conversion of bridge loans and accrued interest into preferred stock	$—	$1,947,300	$—
Issuance of common stock for shareholder receivables	—	—	(35,900)
Cash paid for interest	12,900	36,900	—

The accompanying notes are an integral part of these financial statements.

Business Signatures Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Business Signatures Corporation (the “Company”) was incorporated in Delaware on December 26, 2001. The Company designs, develops and markets an operational performance management software application that enables organizations to manage the performance of highly-automated operational processes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly-liquid instruments acquired with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents to the extent they exceed federal insurance limits. Risks associated with cash and cash equivalents are mitigated by banking with institutions that management believes are creditworthy.

Short-Term Investments

Short-term investments consist of equity securities, primarily mutual funds. Equity securities are classified as available-for-sale or trading and, accordingly, are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in stockholders’ equity.

Revenue Recognition

The Company generates revenues from licensing software and providing related services and recognizes revenue in accordance with accounting principles generally accepted in the United States of America, as set forth in American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, Software Revenue Recognition, and AICPA SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, and Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition, and other related pronouncements. In accordance with these statements, the Company recognizes revenues upon meeting each of the following criteria:

•	Existence of persuasive evidence of an arrangement. Persuasive evidence generally is a purchase order, license agreement or other contract.

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

•	Delivery of product. Delivery has occurred when the customer is given online access to the software.

•	Fee is fixed or determinable. A fee is deemed to be fixed or determinable when it is not subject to subsequent refund or adjustment.

•	Collection is deemed probable.

•	Vendor-specific objective evidence exists to allocate fees to the undelivered elements of the arrangement.

Service revenues include maintenance revenues and revenues from consulting and training services. The Company defers maintenance revenues and recognizes it ratably over the maintenance term, typically one year. Consulting and training revenues are deferred and recognized as those services are performed.

When licenses and services are sold together, the Company recognizes license fees upon shipment, provided that (1) the above criteria have been met, (2) payment of the license fee is not dependent upon the performance of the services, and (3) the services do not provide significant customization of the software and are not essential to the functionality of the software for which a license was sold. For arrangements that do not meet the above criteria, the Company defers revenue recognition until all of the criteria are met.

When licenses are sold as “time-based” the license includes maintenance as part of the license fee. The Company does not unbundled the maintenance fee for these licenses and consequently recognizes revenues for both the software and the maintenance ratably over the life of the maintenance after revenue recognition criteria are met.

Accounts Receivable

The Company’s receivables are generated from licensing software and related services. The Company records a receivable when there is a legally binding arrangement and amounts are billable under the terms of the agreement. Credit is extended based on evaluation of each customer’s financial condition. The Company evaluates the need for an allowance on specific accounts by considering several factors, including the length of time the trade receivables are past due, the Company’s previous loss history, and the customer’s current ability to pay its obligations to the Company. For the years ended December 31, 2005, 2004 and 2003, the Company determined an allowance was not required for accounts receivable.

Research and Development and Software Development Costs

Research and development costs are expensed as incurred. Capitalization of software development costs begins upon the establishment of technological feasibility of the product. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model that typically occurs when beta testing commences, and the general availability of such software has been short, and as such, software development costs qualifying for capitalization have been insignificant.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. Depreciation is taken on assets placed into service using the straight-line method over estimated useful lives of two to five years. Depreciation expense was $161,900, $18,600, and $1,400 for the years ended December 31, 2005, 2004 and 2003, respectively.

Intangible Assets

Intangible assets are stated at cost less accumulated amortization and are included with other assets on the balance sheet. Amortization is calculated using the straight-line method over the estimated useful lives of three to five years.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount an impairment loss would be measured based on the discounted cash flows compared to the carrying amount.

Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as net operating loss and tax credit carryforwards, net of a valuation allowance to reduce deferred tax assets to amounts that are more likely than not to be realizable.

Stock-Based Compensation

The Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations. Pro forma disclosures required under Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, as if the Company had adopted the fair value based method of accounting for stock options are as follows:

	Year ended December 31,
	2005	2004	2003
Net loss, as reported	$(7,905,000)	$(4,896,000)	$(1,989,500)

Stock-based employee compensation expense determined under APB Opinion No. 25 intrinsic value method for all awards	28,500	5,200	1,100
Stock-based employee compensation expense determined under SFAS No. 123fair value based method for all awards	(65,700)	(21,400)	(7,000)

Pro forma net loss	$(7,942,200)	$(4,912,200)	$(1,995,400)

The Company’s calculations under the SFAS No. 123 fair value method were made using the minimum value method with the following assumptions: expected life of the option is ten years; risk free interest rate of 4.0%; and no dividends during the expected term. The Company’s calculations are based on a single option approach and forfeitures are recognized as they occur.

Recently Issued Accounting Standards

In December 2004, the FASB issued SFAS No. 123(R), Share Based Payment, which was a revision of SFAS No. 123. This statement supersedes APB Opinion 25 and is effective for annual reporting periods beginning after June 15, 2005. SFAS No. 123(R) requires share-based payments to employees, including grants of employee stock options and purchased under employee stock purchase plans, to be recognized in the statement of operations based on their fair values. The Company is planning to adopt this new standard in 2006 using the prospective method. The Company does not anticipate a material impact of application on the results of operations or financial position.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred net losses of $7,905,000, $4,896,000 and $1,989,500 during the years ended December 31, 2005, 2004 and 2003, respectively, and had an accumulated deficit of $15,951,200 as of December 31, 2005. In addition, the Company used cash in operating activities of $7,331,300, $3,906,700, and $1,730,600 during the years ended December 31, 2005, 2004 and 2003, respectively. These factors raise substantial doubt as to the Company’s ability to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management is attempting to have the Company become cash flow positive in the next two years by generating and collecting revenue upon release of its products into the marketplace and obtaining additional financing from current and/or new investors. No assurances can be given that such events will occur.

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment at December 31, consist of the following:

	2005	2004	2003
Furniture and fixtures	$20,100	$15,000	$600
Office equipment	8,800	8,700	1,000
Computer equipment and software	386,400	74,300	2,500
Leasehold improvements	21,400	—	—

	436,700	98,000	4,100
Accumulated depreciation	(183,700)	(21,800)	(3,200)

Property and equipment, net	$253,000	$76,200	$900

NOTE D - ACQUISITION OF BUSINESS

In October 2004, the Company completed the acquisition of certain assets of a small software company with total purchase price of $350,000. The purchase price was allocated to tangible assets, customer base and intellectual property.

Tangible assets are being used in its operations and have a total value of approximately $33,700. They include business equipment, office furniture and computer hardware. Tangible assets are amortized through their remaining economic lives.

The customer base was valued at $215,300 at the time of the acquisition. In December 2004, after meeting with the customers of the acquired business and developing a complete understanding of what the Company will need to do to develop a relationship with those customers, the Company believes that fewer of the acquired customers will stay as customers of the Company. Therefore, in December 2004, the Company determined that this asset was impaired and recorded an impairment charge of $50,800. The remaining value of the customer base is being amortized using a three-year life.

The remaining $101,000 of the purchase price represents the value of acquired patents and intellectual property. The Company’s discounted cash flow projections indicate that this value is recoverable and is amortizing these costs using a three-year useful life.

NOTE E - INTANGIBLE ASSETS

The carrying value of intangible assets is as follows:

	December 31, 2005
	Carrying value	Accumulated amortization	Net carrying value
Customer base	$164,500	$(65,800)	$98,700
Intellectual property	149,600	(87,800)	61,800

Total	$314,100	$(153,600)	$160,500

	December 31, 2004
	Carrying value	Accumulated amortization	Net carrying value
Customer base	$164,500	$(12,000)	$152,500
Intellectual property	149,600	(50,100)	99,500

Total	$314,100	$(62,100)	$252,000

	December 31, 2003
	Carrying value	Accumulated amortization	Net carrying value
Customer base	$—	$—	$—
Intellectual property	48,600	(28,300)	20,300

Total	$48,600	$(28,300)	$20,300

Estimated future amortization of intangible assets as of December 31, 2005 is as follows:

Fiscal year ending December 31,

2006	$87,400
2007	$73,100

NOTE F - BRIDGE LOANS PAYABLE

In 2003, the Company issued convertible promissory notes (the “2003 Notes”) to investors for proceeds of $1,608,000, bearing interest at a rate of 1.6% and due in 2004. Additionally, in 2004, the Company issued additional 2003 Notes for proceeds of $100,000, with the same terms and due date as the original issuance of the 2003 Notes. In connection with the issuances of the 2003 Notes, the Company recorded a debt discount of $189,000, representing the beneficial conversion feature of the 2003 Notes, which was amortized to interest expense over the term of the 2003 Notes using the effective interest method. In May 2004, the Company issued 6,909,100 shares of Series B convertible preferred stock for net proceeds of $9,013,000. In connection with this financing round, the 2003 Notes and related accrued interest were converted into 1,304,400 shares of Series B convertible preferred stock. In connection with the conversion, the Company issued warrants to the investors to purchase an additional 258,000 shares of Series B convertible preferred stock at $1.32 per share. The warrants were immediately vested and have a term of five years. The warrants were valued at $221,500, as determined using the Black-Scholes option pricing model with the following assumptions: deemed fair value of preferred stock of $1.32 per share; contractual life of five years; risk-free interest rate of 2.7%; and 0% dividend rate. Such amount was recorded to interest expense in the period ended December 31, 2004, when the notes were converted.

In 2005, the Company issued additional convertible promissory notes (the “2005 Notes”) to investors for proceeds of $2,763,800, bearing interest at 3.45% and due June 30, 2006. In January 2006, the Company issued additional notes for proceeds of $1,250,000 with same terms and due date as the 2005 Notes. If the Company completes a financing of $3 million or greater before the due date the 2005 Notes will be converted to additional shares of the class of stock in and at the price of the new shares issued in such financing, and the investors will receive warrants to purchase shares of this new class of stock at the purchase price of the new shares issued in such financing. If the Company is purchased, or there is a similar liquidating transaction, the 2005 Notes and related warrants will be converted into a new class of preferred stock (Series B1), pari passu with the existing Series B convertible preferred stock of the Company. If there is no liquidation transaction or offering of new shares for $3 million or more by the due date, then the Company and the noteholders will negotiate the terms for the conversion of the 2005 Notes into equity of the Company.

NOTE G - STOCKHOLDERS’ EQUITY

Common Stock

In 2002, the founders of the Company were issued 5,508,000 shares of restricted common stock in exchange for $7,000 plus intellectual property related to the Company’s products. As of December 31, 2005, all repurchase rights of the Company had lapsed.

In 2005, 2004 and 2003, the Company issued 8,500, 282,200, and 52,500 shares, respectively, of common stock to consultants and recorded expense of $1,300, $67,000, and $4,800, respectively, in the accompanying statement of operations. In 2005, the Company repurchased 22,200 shares of stock previously issued to consultants for $900.

In 2003, the Company issued 400,000 shares of common stock to a shareholder in exchange for a note receivable, which was paid in 2004 and 2005.

Convertible Preferred Stock

In 2002, the Company issued 1,877,800 shares of Series A convertible preferred stock for net proceeds of $1,667,600. In May 2004, the Company issued 6,909,100 shares of Series B convertible preferred stock for net proceeds of $9,013,000. In January 2005, the Company issued 147,700 additional shares of Series B convertible preferred stock for net proceeds of $185,000.

The significant terms of the Series A convertible preferred stock (“Series A”) and the Series B convertible preferred stock (“Series B”) are as follows:

Conversion

Each share of Series A and Series B is convertible, at the option of the holder, into one share of common stock. Each share will automatically convert upon an initial public offering that results in gross offering proceeds of no less than $25,000,000, or on the date specified by written consent or agreement of the holders of two-thirds of the voting power of the then outstanding shares of Series A and Series B, voting together on an as-converted basis.

Dividends

Holders of Series A and Series B are entitled to dividends, at a rate of $0.0720 and $0.1056, respectively, per share per annum, when and if declared by the Board of Directors. No dividends have been declared from inception through December 31, 2005. Dividends for the Series A and Series B are not cumulative.

NOTE G - STOCKHOLDERS’ EQUITY - Continued

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A or holders of common stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.98 (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series B then held by them, plus (ii) declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B in proportion to the preferential amount each such holder is otherwise entitled to receive.

After the holders of Series B have been paid in full, the holders of Series A shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership thereof, an amount per share equal to the sum of (i) the original Series A issue price (of $0.90 per share and as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series A then held by them, plus (ii) declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A in proportion to the preferential amount each such holder is otherwise entitled to receive.

Voting Rights

Holders of Series A and Series B are entitled to the number of votes equal to the number of shares of common stock into which such shares could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of holders of common stock.

Stock Option Plan

Under the Company’s 2002 Stock Incentive Plan (“the Plan”), a total of 3,107,100 incentive and non-statutory stock options may be granted to employees, officers, directors or consultants and generally expire ten years from the date of grant. Incentive options may only be granted to employees at an exercise price of no less than fair value on the date of grant. Non-statutory options may be granted at an exercise price of no less than 85% of fair value on the date of grant. For owners of more than 10% of the Company’s common stock, incentive options may only be granted for an exercise price of no less than 110% of fair value and these options generally expire five years from date of grant. Options generally vest and become exercisable at a rate of 25% on the one-year anniversary of the vesting commencing date, which may precede the grant date, and 1/48th per month thereafter.

The following table summarizes activity under the Plan for the years ended December 31, 2005, 2004 and 2003:

	Number of shares	Weighted average exercise price
Balance, January 1, 2003 (38,700 shares vested at $0.09 weighted average exercise price per share)	280,000	$0.09

Options granted (weighted average fair value of $0.09)	129,000
Options exercised	(11,000)
Options canceled	(55,000)	—

Balance, December 31, 2003 (139,700 shares vested at $0.09 weighted average exercise price per share)	343,000	$0.09

Options granted (weighted average fair value of $0.14)	1,428,700
Options exercised	(80,000)
Options canceled	—

Balance, December 31, 2004 (187,500 shares vested at $0.10 weighted average exercise price per share)	1,691,700	$0.14

Options granted (weighted average fair value of $0.14)	1,409,500
Options exercised	(154,100)
Options canceled	(788,400)

Balance, December 31, 2005 (562,700 shares vested at $0.14 weighted average exercise price per share)	2,158,700	$0.14

Additional information regarding options outstanding as of December 31, 2005 is as follows:

Options Outstanding			Options Vested
Number of shares	Weighted average remaining contractual life (years)	Exercise price	Number of shares	Exercise price
92,000	7.08	$0.09	70,300	$0.09
220,000	8.32	0.12	102,100	0.12
1,846,700	9.28	0.15	390,300	0.15

2,158,700	9.09	$0.14	562,700	$0.14

At December 31, 2005, there were 889,500 shares of common stock available for future option grants.

Additional Stock Plan Information

As discussed in Note A, the Company accounts for its stock based awards using the intrinsic value method in accordance with APB No. 25. Under the intrinsic-value method of accounting for stock-based compensation arrangements for employees, compensation costs were recorded in the amounts of $28,500, $5,200 and $1,100 for the years ended December 31, 2005, 2004 and 2003, respectively.

Non-employee Stock Options Issued for Services

During the years ended December 31, 2005, 2004 and 2003, the Company issued nonstatutory options to nonemployees for consulting services for the purchase of 189,500, 54,700 and 6,000 shares of common stock, respectively, at an exercise price of $0.15, $0.13 and $0.09 per share for 2005, 2004 and 2003 respectively. In accordance with SFAS No. 123 and its related interpretations, the Company accounted for these awards under the fair value method. Accordingly, the Company recorded compensation expense at each measurement date equal to the fair value of the vested options. The fair value of the options was valued using the Black-Scholes option pricing model with the following weighted average assumptions: contractual life ranging from nine to ten years; risk-free interest rate of 4.0%; and no dividend payments during the expected term. The compensation expense recorded during the years ended December 31, 2005, 2004 and 2003 aggregated $65,400 $7,900 and $900, respectively, and was recognized in the accompanying statement of operations as the related services were performed.

Common Stock Reserved

Common stock shares reserved for issuance is as follows:

Conversion of convertible preferred stock	15,881,600
Options issued and available under the plan for future grant	3,048,200
Exercise of warrants and conversion of underlying stock	258,000

Total	19,187,800

NOTE H - INCOME TAXES

Due to the Company’s net losses, there was no provision for federal income taxes for 2005, 2004 and 2003. The significant components of net deferred tax assets at December 31, 2005, 2004 and 2003 are as follows:

	2005	2004	2003
Net operating loss carryforwards	$5,637,500	$2,842,600	$1,035,400
Research and development credits	949,700	506,100	243,000
Other, net	(555,400)	(15,700)	(1,100)

Net deferred tax assets	6,031,800	3,333,000	1,277,300
Valuation allowance	(6,031,800)	(3,333,000)	(1,277,300)

Net deferred tax asset	$—	$—	$—

Since inception, the Company has no history of taxable income. Based upon the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets at December 31, 2005, 2004, and 2003.

At December 31, 2005, 2004 and 2003, the Company has federal and state income tax net operating loss carryforwards of approximately $14,384,700, $7,368,500 and $2,895,100, respectively. These federal and state carryforwards expire beginning in 2021.

Current federal and California tax law includes provisions limiting the annual use of net operating loss and credit carryforwards in the event of certain defined changes in stock ownership. Accordingly, the annual use of the Company’s net operating loss and credit carryforwards may be limited according to these provisions. Management has not yet determined the extent of such limitation which may result in the reduction of carryforward benefits.

NOTE I - 401(k) SAVINGS PLAN

In June 2002, the Company established a defined contribution savings plan under section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board of Directors. To date, there were no contributions made to the 401(k) plan by the Company.

NOTE J - COMMITMENTS

The Company leases its facility under a non-cancelable operating lease agreement that expires in fiscal year 2007. At December 31, 2005, total future minimum lease payments under the operating lease were:

Amount
2006	$140,500
2007	55,900
2008 and thereafter	—

Total	$196,400

Rent expense was $129,700, $79,900, and $46,900 for the years ended December 31, 2005, 2004 and 2003, respectively.

NOTE K - SUBSEQUENT EVENT

In April 2006, the Company issued 928,000 shares of Series C convertible preferred stock (“Series C”) for net proceeds of $1,840,000. The significant terms of the Series C are as follows:

Conversion

Each share of Series C is convertible, at the option of the holder, into one share of common stock. Each share will automatically convert upon an initial public offering that results in gross offering proceeds of no less than $25,000,000, or the date specified by written consent or agreement of the holders of two-thirds of the voting power of the then outstanding shares of Series A, Series B and Series C, voting together on an as-converted basis.

Dividends

Holders of Series C are entitled to dividends, at a rate of $0.1586 per share per annum, when and if declared by the Board of Directors. No dividends have been declared. Dividends for the Series C are not cumulative.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B and Series C shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A or holders of common stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.98 and $2.9775 respectively, (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series B and Series C then held, plus (ii) declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B and Series C shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B and Series C in proportion to the preferential amount each such holder is otherwise entitled to receive.

NOTE L - SUBSEQUENT EVENT – ENTRUST ACQUISITION

On July 19th, 2006, subsequent to the end of the quarter ended June 30, 2006, the Company sold of all of its outstanding shares of capital stock to Entrust, Inc. for approximately $49 million in cash and options and now operates as a wholly-owned subsidiary of Entrust, Inc.